              EXHIBIT 11.1

              AMERICAN VANTAGE COMPANIES AND SUBSIDIARIES

              SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE AND COMMON SHARE EQUIVALENT

              YEARS ENDED JULY 31, 1997 AND 1996



                                                              1997            1996
                                                           -----------     -----------
                         PRIMARY:
Net income ............................................... $ 4,468,000     $ 3,796,000
                                                           ===========     ===========
Weighted average number of common shares
  outstanding during the period ..........................  14,868,000      14,368,000

Add:
  Common stock equivalents (determined
  using the "treasury stock" method) representing
  shares issuable upon exercise of options
  and warrants that are in the money .....................   1,187,000       1,835,000
                                                           -----------     -----------

Weighted average number of shares used in
  calculation of primary income per share ................  16,055,000      16,203,000
                                                           ===========     ===========

PRIMARY EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT .............................. $      0.28      $     0.23
                                                           ===========     ===========

                      FULLY DILUTED

Net income ............................................... $ 4,468,000     $ 3,796,000
                                                           ===========     ===========

Weighted average number of common shares
  outstanding during the year ............................  14,868,000      14,368,000

Add:
  Common stock equivalents (determined
  using the "treasury stock" method) representing
  shares issuable upon exercise of options
  and warrants that are in the money .....................   1,187,000         956,000
                                                           -----------     -----------
Weighted average number of shares used in
  calculation of fully diluted per share ................   16,055,000      15,324,000
                                                           ===========     ===========

FULLY DILUTED EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT .............................. $      0.28      $     0.25
                                                           ===========     ===========

NOTE: Fully diluted earnings per common share and common share equivalent is not presented in the Consolidated Statements of Income because the effect is antidilutive or the dilutive effect is less than three percent.
